                                                                      EXHIBIT 11



                        CAPITOL COMMUNITIES CORPORATION
                       Computation of Earnings Per Share

                               Nine Months Ended
                                   June 30,


                                                 1999                  1998
                                                 ----                  ----

Shares Outstanding Beginning                   6,924,500             7,312,000
 Of Period

Shares Issued During Period

   October 7, 1997                                                      38,000
   October 20, 1997                                                     20,000
   October 28, 1997                                                    (19,000)
   December 31, 1997                                                    33,500
   April 2, 1998                                                        35,000
   April 17, 1998                                                     (700,000)
   April 30, 1998                                                       50,000
   October 1, 1998                                60,000
   October 15, 1998                              (32,305)
   December 15, 1998                              20,000
   February 23, 1999                             (66,667)
   June 14, 1999                              (2,839,689)
   June 28, 1999                                  24,522
                                             -----------           -----------

Total Outstanding                              4,090,361             6,769,500

Weighted average number of                     6,738,929             7,205,559
 shares outstanding

Shares deemed outstanding from
assumed exercise of stock options                      -                     -
                                             -----------           -----------
Total                                          6,738,929             7,205,559
                                             ===========           ===========

Earnings (loss) applicable to                $(2,778,755)          $(2,272,527)
 common shares                               ===========           ===========


Earnings (loss) per share of                     $(0.412)          $    (0.315)
 common stock                                ===========           ===========

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